UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

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Sitoa Global Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-51815	20-1945139
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Room 4304, 43/F China Resources Building 26 Harbour Road, Wan Chai, Hong Kong HKSAR
(Address of Principal Executive Offices) (Zip Code)

(408)548-7520
(Registrant’s telephone number, including area code)

2225 East Bayshore Road Suite 200 Palo Alto, CA 94303
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Executive and Financial Officer

On December 20, 2012, Mr. George Yu resigned from his office as the President and Chief Executive and Financial Officer, effective immediately. Mr. Yu’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 20, 2012, the Board of Directors of the Company appointed Mr. James Wang, a Director on the Company’s Board, to also serve as the Company’s President and Chief Executive and Financial Officer, effective immediately, to fill the vacancy caused by Mr. Yu’s resignation.

Mr. Wang (age 49) has been a director of the Company since March 1, 2012 and was previously a Managing Director of Soconison Technology Ventures, a venture capital firm focused on technology, media and telecom investments, since October 2003. He is a twenty-five year veteran of technology investing and entrepreneurship and began his career at First Boston as a NASDAQ trader in fledgling companies, incl. Intel, Apple Computer, Microsoft and Lotus Development. He later transitioned to technology investment banking where he arranged over $800 million in funding for companies in semiconductors, data storage and programmable logic. Since the mid-1990's Mr. Wang has worked in Silicon Valley as an angel investor and has also started several companies, including a micro storage device company which was sold to Maxtor, and a Storage Area Networking company that was sold to Lucent. He holds a MS in Computer Science from MIT and a MBA from UCLA.

In consideration for his services as the Company’s Chief Executive and Financial Officer, the Company has entered into an executive employment agreement with Mr. Wang, dated as of December 20, 2012, pursuant to which, the Company is obligated to pay Mr. Wang an monthly base salary of USD 1,000.

Mr. Wang is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Executive Employment Agreement, dated December 20, by and between Sitoa Global Inc. and Mr. James Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITOA GLOBAL INC.

Dated: December 21, 2012	By: /s/ James Wang
Name: James Wang
Title: President & CEO